PDL BioPharma

27th Annual Piper Jaffray Healthcare Conference

December 1, 2015







Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

OVERVIEW OF PDL BIOPHARMA



Company Overview

- **PDL BioPharma, Inc. ("PDL" or the "Company") provides non-dilutive growth capital and financing solutions to late stage public and private healthcare companies.**
  - The Company also offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors.
- **PDL was an integrated biopharmaceutical company that pioneered humanization of monoclonal antibodies and enabled discovery of a new generation of targeted treatments for cancer and immunologic diseases.**
  - The Company derives significant royalty revenue from these licenses expected through Q1 2016 (Queen et al. patents).
- **PDL initiated a strategy to recycle its excess free cash flow by acquiring new healthcare income generating assets.**
- **Since 2013, PDL has committed capital of approximately $1B and continues to aggressively pursue new opportunities.**

PDL BioPharma

Key Information

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	10
2014 Revenues	$581 million
2014 Expenses	$35 million
2015 Regular Dividends (Pay Date)	$0.15 /share paid on March 12, June 12 and September 11, and to be paid on December 11
2015 Regular Dividends (Record Date)	March 5, June 5, September 4, and December 4
Total Deployed Capital To Date	~$919 million
Q3-2015 Cash Position	$229.7 million
Average Daily Volume	~3.7 million shares

PDL BioPharma

Experienced Management Team

Name & Title	Background
John McLaughlin *President and CEO*	▪ Mr. McLaughlin was elected director of the Company in October 2008 when PDL spun off Facet Biotech Corp ▪ Previously Mr. McLaughlin was the CEO and Director of Anesiva Inc. from 2000 to 2008 and President of Tularik Inc., a biopharmaceutical company from 1997 to 1999 ▪ From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, including Executive Vice President ▪ Mr. McLaughlin received a BA from the University of Notre Dame and a JD from the Catholic University of America
Peter Garcia *VP and CFO*	▪ Mr. Garcia joined the Company in May, 2013. Prior to joining he was the CFO of BioTime Inc. from 2011 to 2013 ▪ Between the years of 1996 to 2011 Mr. Garcia served as the CFO of six biotech and high-tech companies, including Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon Corporation ▪ From 1990 to 1996, Mr. Garcia held a number of senior finance positions at Amgen ▪ Mr. Garcia holds a BA in economics and sociology with honors from Stanford University and an MBA with an emphasis in finance and accounting from UCLA
Christopher Stone *VP and General Counsel*	▪ Mr. Stone joined PDL in February 2009. He has had more than 25 years of legal experience prior to the role ▪ Before joining Mr. Stone served as VP of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company ▪ Mr. Stone has a BS in Biochemistry from the University of Massachusetts and a JD from the National Law Center at George Washington University
Danny Hart *VP Business Development*	▪ Mr. Hart joined PDL in January 2010 and focuses on the Company's investment activity by identifying, evaluating, structuring and completing the company's alternative, non-dilutive financing investments for late stage pharmaceutical, device and diagnostic companies ▪ Before joining, Mr. Hart worked for the law firms of Skadden, Arps and Hogan & Hartson ▪ Mr. Hart received his BA from the University of Washington in Seattle and his JD from Vanderbilt University Law School
Steffen Pietzke *Controller and Chief Accounting Officer*	▪ Mr. Pietzke joined the Company in July 2015. Prior to PDL he was a Senior Manager at Ernst & Young since 2013 ▪ He has more than 15 years of experience within the accounting industry and is highly regarded at these firms for his technical expertise and focus on specific complex areas such as revenue recognition, financial instruments, derivatives, and stock based compensation and public offerings ▪ Mr. Pietzke holds a BSc in Accounting with honors from the University of Applied Sciences in Offenburg, Germany and is a licensed CPA

PDL BioPharma

PDL BioPharma

INVESTMENT CRITERIA AND STRATEGY



Key Investment Criteria

- **Evaluates investments across the healthcare universe for attractive assets.**
  - Drugs or medical devices with highly differentiated profile.
  - Agnostic as to therapeutic field.
  - Companies with existing or near-term revenues.

- **Structures**
  - Invests in royalty streams, high-return debt financings and tailored hybrid structures with royalty and debt elements.
  - Royalty streams are largely dependent on duration of exclusivity of product sales.
  - Debt financings are typically five year maturity and senior secured.

KEY ASSET OVERVIEW





Queen Royalty Overview

- **The Queen et al. patents cover methods and materials used in the manufacture of humanized monoclonal antibodies**
- **PDL's Queen et al. portfolio generates royalties paid from Genentech, Biogen, Novartis, and others**
  - Genentech, Biogen and Novartis generated more than $19B in world wide drug sales in 2014 derived from PDL's technology
  - Continued royalties from these license agreements expected through Q1 2016
- **For the nine months ended September 30, 2015, the Queen et al. portfolio generated ~$364 M in revenue to PDL**
- **Royalty revenue from Queen et al. patents anticipated through Q1 2016**
- **Term and royalty rates**
  - Genentech Products (Avastin, Herceptin, Xolair, Perjeta and Kadcyla)
    - 2.125% of total sales regardless of site of manufacture or sale effective as of August 15, 2013
    - Royalties on Avastin, Herceptin, Xolair, Perjeta and Kadcyla through Q1 2016 (on sales through Q4 2015) based upon settlement agreement
    - Compares to blended global royalty rate on Genentech Products in 2013 of 1.9% under previous tiered and bifurcated (US made or sold vs. ex-US made and sold) royalty schedule
  - Tysabri
    - Flat, low single-digit royalty
    - Royalty based upon product manufactured prior to Queen et al. patent expiry
    - Royalty anticipated through Q1 2016 (on sales through Q4 2015)

Approved Queen Licensed Products

Product	Licensee	2014 WW Sales	Approved Indications
AVASTIN bevacizumab	Genentech (US) and Roche (ex-US)	$7.1B	• Metastatic colorectal cancer • Advanced non-small cell lung cancer • Renal cancer • Metastatic HER2 – breast cancer • Glioblastoma • Ovarian cancer
Herceptin trastuzumab	Genentech (US) and Roche (ex-US)	$6.9B	• Metastatic HER2+ breast cancer • Metastatic HER2+ stomach cancer
LUCENTIS RANIBIZUMAB INJECTION	Novartis (ex-US)	$2.4B	• Wet age-related macular degeneration (AMD) • Macular edema or swelling following retinal vein occlusion • Diabetic macular edema
Xolair Omalizumab	Genentech (US) and Novartis (ex-US)	$1.8B	• Moderate to severe persistent allergic asthma • First approved therapy designed to target the antibody IgE, a key underlying cause of the symptoms of allergy related asthma
TYSABRI (natalizumab)	Biogen Idec	$1.9B	• Multiple Sclerosis (MS) in adult patients with relapsing forms of the disease • Crohn's disease in adult patients with moderate-to-severe forms of the disease who have had an inadequate response to or are unable to tolerate conventional therapies
ACTEMRA tocilizumab	Roche and Chugai	$1.3B	• Moderate to severe rheumatoid arthritis (RA), including patients who have had an inadequate response to one or more DMARDS
PERJETA pertuzumab	Genentech (US) and Roche (ex-US)	$1.0B	• Previously untreated HER2+ metastatic breast cancer • Neoadjuvant treatment of HER2+ metastatic breast cancer
Kadcyla	Genentech (US) and Roche (ex-US)	$590M	• Second line metastatic HER2+ breast cancer • First line in patients with metastatic HER2+ breast cancer with disease recurrence within 6 months of adjuvant treatment
GAZYVA	Genentech (US) and Roche (ex-US)	$54M (approved on November 1, 2013)	• First line in combination with chlorambucil chemotherapy for the treatment of people with previously untreated chronic lymphocytic leukemia (CLL)

Note: Roche sales assumes .091 USD/CHF.

PDL BioPharma

Unapproved Queen Licensed Product – Term and Royalty Rates

- **Solanezumab**
  - Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.
- **Previous Phase 3s: Mild & Moderate Alzheimer's Disease**
  - In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer's Disease did not slow disease progression, but a secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
    - Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
    - National Institutes of Health is studying solanezumab in patients with beta amyloid build up but no symptoms and patients with mild disease.
    - Biogen has also focused its trials on patients with earlier stages of the disease.
  - On July 22, 2015, Lilly presented two year data from an extension of these two studies that utilized a delayed start analysis. The new data suggests that patients who started solanezumab earlier retained an advantage in cognition and daily function over those whose started later, and that the difference persisted for two years.

PDL BioPharma

Unapproved Queen Licensed Products – Term and Royalty Rates

New Phase 3: Mild Alzheimer's Disease

- Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
- Because of the difficulty in distinguishing between patients with dementia and those with Alzheimer's Disease, Lilly used PET scans or similar screens to test patients before enrolling them in this new Phase 3 trial. The screens differentiate between patients with beta amyloid buildup = Alzheimer's Disease and who should be in the trial versus those without beta amyloid buildup = dementia and who should not be in the trial.
- Lilly estimates that scans will increase patient enrollment failures from less than 25% to more than 50% - a good thing because it enriches the patient population with those most likely to benefit from solanezumab.
- Data expected in 4Q16 and filing for approval in 1H17 if data is positive.

PDL Know How Royalty

- PDL has a know-how royalty on solanezumab which extends beyond the expiration of the Queen patents. This is because PDL helped to design solanezumab.
- If solanezumab is approved, PDL would receive a 2% royalty for 12.5 years from the date of its first sale.

PDL BioPharma

15 INCOME GENERATING TRANSACTIONS

11 Current Investments

Type	Company	Amount	Date
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015
Royalty Acquisition	ARIAD	Up to $200,000,000	July 2015
Senior Secured Financing	CareView Communications	$40,000,000	June 2015
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

4 Matured Investments

Type	Company	Amount	Date
Royalty Transaction/ Senior Secured Financing *	Avinger	$40,000,000	April 2013
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012

$919MM deployed • $312MM committed during 2015 • Over $1B committed to date

*Additional royalties owed to PDL.

PDL BioPharma

Acquired Income Generating Assets (1/2)

Entity	Technology	Deal Summary	Deal Terms
AcelRx Pharmaceuticals, Inc. (Royalty)	Zalviso is a patient-controlled device that administers a sub-lingual formulation of sufentanil, an opioid with a high therapeutic index	▪ $65M transaction size ▪ Acquired a portion of the royalties on sales of Zalviso in the EU and Australia by its commercial partner, Grunenthal	▪ PDL to receive 75% of the royalties AcelRx receives from Grunenthal and 80% of the first four commercial milestones subject to a capped amount ▪ Planned product launch in 1H 2016
ARIAD (Royalty)	Iclusig kinase inhibitor primarily targeting BCR-ABL, an abnormal tyrosine kinase expressed in CML and Ph+ ALL	▪ Initial tranche of $50M funded to ARIAD on 7/29/2015 ▪ Additional $50M tranche to be funded on 12-month anniversary of deal close ▪ ARIAD has an option to receive an additional $100M in six to twelve months from closing	▪ PDL receives a 2.5% royalty on worldwide Iclusig sales during the first year following deal close ▪ 5.0% p.a. after the first year through 12/31/2018 ▪ 6.5% p.a. thereafter, through 12/31/2033, unless ARIAD draws in excess of $150M (in which case, 7.5% p.a.)
CAREVIEW COMMUNICATIONS (Debt)	Video system and virtual bed rails to passively monitor hospital patients at risk of falling	▪ $40M loan committed to CareView in June 2015 ▪ First tranche of $20M funded to Careview on 10/13/2015 ▪ Second tranche payable upon achievement of a milestone by 6/30/2017	▪ PDL receives 13.5% p.a. on the first tranche for five years ▪ 13.0% p.a. on the second tranche for five years ▪ Warrant coverage equal to 5% of $40M with an exercise price of $0.40/share
M University of Michigan (Royalty)	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1	▪ PDL acquired a part of the University of Michigan's royalty interest in Cerdelga for $65.6M ▪ Deal closed on 11/6/2014	▪ PDL receives 75% of the University of Michigan's royalty interest in Cerdelga through 2022 (until the expiration of the licensed patents)
VB Viscogliosi Bros., LLC (Royalty)	PMA-approved spinal implant commercialized by Paradigm Spine	▪ PDL acquired right to receive royalties on sales of spinal implant for $15.5M ▪ Deal closed on 6/24/2014	▪ PDL receives royalties on sales of spinal implant until PDL receives 2.3x its initial investment
kaléo (Debt)	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose	▪ $150M loan funded to kaleo in April 2014, backed by 100% of royalties on Auvi-Q sales by Sanofi and 10% of EVZIO sales by kaleo	▪ Final maturity is 2029.

PDL BioPharma

Acquired Income Generating Assets (2/2)

Entity	Technology	Deal Summary	Deal Terms
PARADIGM SPINE (Debt)	Coflex for treatment of spinal conditions	▪ $75M loan committed to Paradigm in Feb 2014 ▪ $50M loan funded to Paradigm Spine in Feb 2014, backed by most of its assets ▪ Remaining $25 million to be funded in two equal tranches upon achievement of specified milestones	▪ PDL receives 13.0% p.a. through 8/14/2019
DIRECT FLOW MEDICAL INC. (Debt)	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication	▪ $35M tranche provided to DFM at deal signing in Nov 2013 ▪ Additional $15M tranche provided in Nov 2014	▪ PDL initially received 15.5% p.a. on $35M ▪ The interest rate declined to 13.5% p.a. with funding of second tranche through 11/5/2018
Depomed (Royalty)	Glumetza, Janumet XR, Invokana, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada	▪ PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5M ▪ Deal announced on 10/21/2013	▪ PDL has royalty rights until it receives 2.0x its initial investment ($481M), after which payments will be shared evenly between PDL and Depomed ▪ The agreement terminates on the latter of October 2024 or when royalty payments are no longer due
LENSAR (Debt)	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions	▪ $40M loan to Lensar backed by most assets of Lensar, plus additional loans while Lensar either raises equity or completes an M&A transaction ▪ Deal initially closed on 10/2/2013 ▪ Currently in forbearance	▪ The interest rate increased from 15.5% p.a. to 18.5% p.a. as of 3/31/2015, with final maturity on 10/1/2018 ▪ Additional ~$10M funded during forbearance period ▪ Lensar assets to be acquired by Alphaeon and PDL loan to be assumed by Alphaeon with revised maturity date plus PDL to receive $12.5 million in Alphaeon stock
AVINGER (Royalty[1])	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device	▪ PDL acquired rights to receive royalties on Avinger's revenues as a part of $20M royalty and debt hybrid transaction ▪ Deal closed on 4/18/2013	▪ PDL receives greater of (i) 0.9% royalty on Avinger's revenues and (ii) specified minimum amounts until April 2018 (debt principal repaid in September 2015) ▪ Royalty minimums total $2.7M
Wellstat Diagnostics, LLC (HybridRoyalty/ Debt)	Development of point-of-care diagnostic system using electrochemical luminescence and assays	▪ $44M hybrid debt-royalty structure royalty whereby return on the loans depends on whether date of repayment is on or after December 31, 2014, and is higher after this date ▪ Deal initially closed on 11/4/2012	▪ Upon commercialization of Wellstat's diagnostic systems or assay, PDL receives a low double digit royalty on Wellstat's net revenues ▪ While Wellstat is running a sale process, PDL has advanced additional sums ▪ Term can be as long as 2021

1. Royalty portion of royalty and debt hybrid transaction remains as current income generating asset.

Concluded Transactions – Performance Overview

Entity	Structure	Technology	Deal Summary
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	• $55M of Notes backed by assets of Merus. • In September 2013 Merus repaid PDL in full plus pre-payment fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	• In exchange for $20.8M, PDL received royalties in a hybrid royalty and debt transaction. • Royalty rate was 9.95%. Eight-year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. • On November 12, 2014, AxoGen paid $30.3M to PDL which constituted full payment and PDL bought $1.75M worth of AxoGen stock.
DURATA THERAPEUTICS.	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	• $25M first tranche of loans and $15M second tranche of loans. • The interest rate on first $25M was 14% which declined to 12.75% on $40M outstanding when $15M second tranches was drawn. • On November 17, 2014, Durata repaid the $40M loan plus accrued interest, and prepayment fees and change of control fees.
AVINGER	Debt[1]	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	• In exchange for $20.0M, PDL received 12% interest on the Notes. • In September 2015, PDL received ~$21.4 million as payment for principal, accrued interest and fees.

Deal	Transaction Date	Transaction Maturity Date	Total Committed Capital ($M)	Amount Invested ($M)	Cash Received by PDL ($M)	1x Cash Return	Cash Return (Money Multiple)	Pre-Taxed IRR (%)
Merus Labs	July-2012	9/25/2013	$55.0	$55.0	$60.6	1.2 yrs	1.1x	15.1%
Axogen	Oct-2012	11/13/2014	20.8	20.8	32.6	2.2	1.6	24.2%
Durata	Oct-2013	11/17/2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger	April-2013	9/23/2015[2]	20.0	20.0	26.6	2.5	1.3	13.0%[3]
Total			**$165.8**	**$135.8**	**$166.2**	**1.7 yrs**	**1.3x**	**18.2%[4]**

1. Debt portion of royalty and debt hybrid transaction.
2. Maturity date for debt transaction only; excludes royalty income through 2018.
3. Avinger returns will be higher based upon continued royalty payments to be received through April 2018.
4. Based on weighted average of amount invested to date.

PDL BioPharma

RECENT DEVELOPMENTS





Queen Licensed

Avastin

- ✓ On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 4.968 billion and increased by 9%.

Herceptin

- ✓ On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 4.879 billion and increased by 10%.

Xolair

- ✓ On October 22, 2015, Genentech/Roche reported that YTD 2015 US sales were CHF 932 million and increased by 25%.
- ✓ On October 27, 2015, Novartis reported that 3Q15 ex-US sales were $184 million and increased by 4%.

Tysabri

- ✓ On October 21, 2015, Biogen reported that 3Q15 worldwide sales were $480 million, up from $463 million in 2Q15.

Perjeta

- ✓ On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 1.035 billion and increased by 66%.

Kadcyla

- ✓ On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 558 million and increased by 57%.
- ✓ On October 23, 2015, Genentech/Roche reported that Kadcyla failed to show a benefit in second line HER2+ gastric cancer when compared to taxane.

Solanezumab

- ✓ On October 22, 2015, Lilly re-affirmed in its 3Q earnings call that data from its Phase 3 trial in patients with mild Alzheimer's Disease is expected in late 2016, that the Data Safety and Monitoring Board will not take an interim look at efficacy prior to that time, and that it would file for approval in 1H2017 if data is positive.

Update – Wellstat Diagnostics

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ The investment bank of Duff & Phelps is running a sale process.

✓ A drug developed by Wellstat Therapeutics for a very rare condition was recently approved which has triggered a payment by Astra Zeneca for the FDA expedited review voucher associated with such approval.

✓ PDL has commenced legal proceedings in New York to attach this payment and other Wellstat and Wohlstadter non-Diagnostics' assets.

Update - Avinger

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

- ✓ On September 22, 2015 Avinger paid off the PDL debt (including principal, interest and fees), but a 0.9% royalty remains payable on its products for total and partial occlusions in the leg.
- ✓ On October 14, 2015, Avinger announced 510(k) clearance for its second product for partial occlusions in the leg. PDL will collect royalties on net sales of both of its products for treatment of total and partial occlusions.

Update - Depomed

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ In October, Valeant provided late monthly reports for July, August and September. At that time, it paid $18.9 million but also took a credit of $2 million for September sales.
✓ Valeant twice increased the price of Glumetza, 500% initially and then 50% a few weeks later. Early and limited IMS data suggests that the effective price increase will be less than the nominal percents.
✓ PDL expects that a royalty audit of Valeant will be commenced shortly.

Update – Direct Flow

- Wellstat Diag.
- Avinger
- Depomed
- **Direct Flow**
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ Direct Flow has hired very experienced, new CEO and CFO.

Update– Lensar

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ Alphaeon, a private company focused on cash-pay patients in ophthalmology and dermatology, will acquire all of the assets of Lensar.

✓ The $42 million loan to Lensar has been assumed by a subsidiary of Alphaeon.

✓ PDL will receive $12.5 million in Alphaeon stock.

PDL BioPharma

Update – Paradigm Spine

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- **Paradigm Spine**
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ The company recently released 4-year follow up data which confirmed continuing superiority to fusion.

✓ On October 27, 2015, PDL and Paradigm Spine amended the credit agreement and PDL provided an additional $4 million to Paradigm Spine for general corporate purposes and promotional activities. In addition, PDL committed to a second tranche of up to $3 million to be funded at the option of Paradigm Spine prior to June 30, 2016.

Update - kaleo

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ On October 28, 2015, Sanofi initiated a voluntary nationwide recall of all Auvi-Q units effectively immediately. Sanofi is the exclusive licensee of kaléo for the manufacture and commercialization of Auvi-Q. While Sanofi has not identified the reason for the recall, press reports indicate that a small number of units have failed to deliver the correct amount of drug. It is not known at this time how long commercialization of Auvi-Q will be interrupted.

✓ As background, on April 1, 2014, PDL acquired $150 million of secured notes due 2029 secured by 100 percent of royalties from kaléo's first approved product, Auvi-Q and 10 percent of the net sales of kaléo's second product, EVZIO, which is manufactured and commercialized by kaléo. The Notes carry interest at 13 percent per annum, paid quarterly in arrears on principal outstanding. As part of the transaction, kaléo was required to establish a reserve account of $20 million from the $150 million provided by PDL. The purpose of this reserve account is to cover any shortfalls in royalties. As of this date, PDL projects that the reserve account alone is sufficient to cover shortfalls against PDL's projected royalties on Auvi-Q sales through 1Q16.

Update – Viscogliosi Brothers

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ Same as Paradigm Spine.

Update – University of Michigan

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ Cerdelga is doing well in U.S. with recent approvals in EU and Japan.

PDL BioPharma

New – CareView

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- **CareView**
- **ARIAD**
- **AcelRx**

✓ On October 7, 2015, PDL and CareView amended the debt facility and funded $20 million of the first tranche based on an expanded definition of revenue generating activities. The milestones associated with the second tranche of $20 million, which relate to the placement of CareView systems and EBITDA, still must be attained by June 30, 2017.

PDL BioPharma

New – ARIAD

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx

✓ Data on ARIAD's second product, brigatinib, in a potentially pivotal trial in non small cell lung cancer, is expected at ASCO in summer of 2016.
✓ This is a back up source of repayment for PDL.

PDL BioPharma

New - AcelRx

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- **CareView**
- **ARIAD**
- **AcelRx**

✓ On September 24, 2015, Zalviso was approved in EU. Grünenthal is expected to launch in 1H16.

FINANCIALS







Third Quarter Ended September 30, 2015 Overview

(In thousands, except per share amounts)	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Royalties from Queen et al. patents	$ 119,222	$ 123,916	$ 363,916	$ 355,008
Royalty rights - change in fair value	(4,280)	27,602	19,298	73,807
Interest revenue	9,096	13,076	28,596	34,760
License and other	580	-	580	575
Total revenues	124,618	164,594	412,390	464,150
G&A expenses	8,450	5,686	23,545	17,188
Operating income	116,168	158,908	388,845	446,962
Interest and other income, net	87	75	294	207
Interest expense	(5,901)	(9,387)	(21,710)	(29,770)
Loss on extinguishment of debt	-	-	-	(6,143)
Income before income taxes	110,354	149,596	367,429	411,256
Income tax expense	40,895	47,361	135,208	144,083
Net income	$ 69,459	$ 102,235	$ 232,221	$ 267,173
Net income per share - Basic	$ 0.42	$ 0.64	$ 1.42	$ 1.70
Net income per share - Diluted	$ 0.42	$ 0.61	$ 1.42	$ 1.62

	September 30, 2015	December 31, 2014
Cash, cash equivalents and short-term investments	$ 229,682	$ 293,687
Total notes receivable	$ 353,406	$ 363,212
Total royalty rights - at fair value	$ 384,572	$ 259,244
Total assets	$ 1,020,601	$ 962,350
Total term loan payable	$ 49,842	$ -
Convertible notes payable	$ 281,581	$ 451,724
Total stockholders's equity	$ 595,957	$ 460,437

PDL BioPharma

DEBT



Current And Long-term Debt

- On November 20, 2015, PDL repurchased approximately $53.6 million in aggregate principal amount of its 4.00% Convertible Senior Notes Due February 1, 2018 for approximately $43.0 million in cash in open market transactions. PDL anticipates the closing of the is transaction to occur on our about November 25, 2015. Following the closing of the transaction, approximately $246.4 million of the convertible Notes will remain outstanding.

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Conversion Price as Increased by Bond Hedge	Effective Date	Principal Balance Outstanding
February 2018 Notes 4.00%	109.1047	$9.17	$10.36	February 12, 2014	$246,400,000

Term Loan	Amount	Interest Rate	Term	Principal Balance Outstanding
March 2015 Note	$100,000,000	3 mo. Libor +1.75%	February 15, 2016	$50,000,000

PDL BioPharma

CONCLUSION



Investment Highlights

- **Fifteen income generating deals to date deploying approximately $919 million in capital with potential for additional deals.**
- **Demonstrated commitment to provide meaningful returns to shareholders through dividends.**
  - Since 2009, paid special or regular dividends totaling $6.52/share.
  - In 2014, paid regular, quarterly dividends of $0.15/share totaling $0.60/share.
  - In 2015, paid regular, quarterly dividend of $0.15/share on March 12, June 12 and September 11, and will pay equivalent dividends on December 11.
- **Strong historic revenue growth from Queen licensed products.**
  - Potential new product royalties from solanzumab if approved.
- **Liquidity – volume averages ~3.7 million shares/day.**

PDL BioPharma